As filed with the Securities and Exchange Commission on November 4, 2014

                                                     Registration No: 333-197692
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-1/A

                                (AMENDMENT NO. 3)

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ASTERIKO CORP.
             (Exact name of registrant as specified in its charter)

           Nevada                                   2590                       37-1757067
 (State of other jurisdiction          (Primary Standard Industrial           (IRS Employer
      of incorporation)                 Classification Code Number)         Identification No.)

                                   Ilia Tomski
                               President/Secretary
                         616 Corporate Way, Suite 2-6834
                            Valley Cottage, NY 10989
                            Telephone: (845) 512-5020
                               Fax: (647) 795-8676
                         E-mail: asteriko.corp@gmail.com
                        Web Site: http://www.asteriko.com
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Incorp Services, Inc.
                          2360 Corporate Circle Ste 400
                          Henderson, Nevada 89074-7722
                            Telephone: (702) 866-2500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies To:
                            MATHEAU J. W. STOUT, ESQ.
                               400 E. Pratt Street
                                    8th Floor
                            Baltimore, Maryland 21202
                               (410) 429-7076 Tel
                               (888) 907-1740 Fax
                               mjwstout@gmail.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                       Accelerated filer [ ]
Non-accelerated filer [ ]                         Smaller reporting company  [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share (1)        Price            Fee
--------------------------------------------------------------------------------
Common Stock        10,000,000          $0.01         $100,000          $12.88
--------------------------------------------------------------------------------
       Total        10,000,000          $0.01         $100,000          $12.88
================================================================================
(1) There is no current market for the securities; the price at which the shares are being offered has been arbitrarily determined by us; this price is used for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED _____ __, 2014

                             PRELIMINARY PROSPECTUS

                                 ASTERIKO CORP.

              10,000,000 SHARES OF COMMON STOCK AT $0.01 PER SHARE

This Prospectus relates to the offering by Asteriko Corp. ("Asteriko," "we," "our," the "Company" or the "Registrant") of a total of 10,000,000 shares (the "Shares") of our common stock on a "self-underwritten" basis at a fixed price of $0.01 per share.

There is no minimum offering of the Asteriko shares.

We are a development stage company with limited earnings focusing on early-stage business activities. This fact may impose some limitations on our shareholders' ability to re-sell their shares in our company. Accordingly, investors should consider our shares to be a high-risk illiquid investment (see "Risk Factors" section).

We are not a blank check company and have no plans or intentions to engage in a business combination following this offering.

These securities involve a high degree of risk, and prospective purchasers should be prepared to sustain the loss of their entire investment. There is currently no public trading market for the securities.

Management will have sole control over company's accounts. We have not made arrangements to place the funds in an escrow account with a third party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the offering process (see "Use of Proceeds" and "Plan of Distribution" sections)

This is our initial public offering. Prior to this offering there has been no public market for our common stock and we have not applied for listing or quotation on any public market. After the effective date of the registration statement, we intend to list our common stock on the Over-The-Counter Bulletin Board (OTCBB), which is maintained by the Financial Industry Regulatory Authority, Inc. (FINRA).

This Offering of shares will terminate 180 days from the effective date of this Prospectus, although we may close the Offering on any date prior if the Offering is fully subscribed.

Our President will market our common stock and offer / sell the securities on our behalf. This is the best effort direct participation offering that will not utilize broker-dealer arrangement. No Officer or Director will receive any compensation for her/his role in selling shares in the offering.

Our Director and his affiliates have not acted as promoters nor do they have a controlling interest in any companies (either viable or dormant).

The Company is considered an "emerging growth company" as defined in the Jumpstart Our Business Startups Act and will be subject to reduced public company reporting requirements.

Before purchasing any of the common stock covered by this Prospectus, carefully read and consider the risk factors included in the section entitled "RISK FACTORS".

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Prospectus. We have not authorized any person to provide you with any information about this offering, Asteriko Corp., or the shares offered hereby that is different from the information included in this Prospectus.

              THE DATE OF THIS PROSPECTUS IS _______________, 2014.

                                TABLE OF CONTENTS

THE FOLLOWING TABLE OF CONTENTS HAS BEEN DESIGNED TO HELP YOU FIND INFORMATION CONTAINED IN THIS PROSPECTUS. WE ENCOURAGE YOU TO READ THE ENTIRE PROSPECTUS.


SUMMARY...................................................................   3

RISK FACTORS..............................................................   5

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.................  11

USE OF PROCEEDS...........................................................  11

DETERMINATION OF OFFERING PRICE...........................................  12

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS..................  12

DIVIDENT POLICY...........................................................  13

DILUTION..................................................................  13

PLAN OF DISTRIBUTION......................................................  14

DESCRIPTION OF SECURITIES TO BE REGISTERED................................  16

SHARES ELIGIBLE FOR FUTURE RESALE.........................................  16

INTERESTS OF NAMED EXPERTS AND COUNSEL....................................  17

EXPERTS...................................................................  17

LEGAL MATTERS.............................................................  17

DESCRIPTION OF OUR BUSINESS...............................................  17

MANAGEMENT................................................................  22

EXECUTIVE COMPENSATION....................................................  25

COMPENSATION OF DIRECTORS.................................................  25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................  25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............  26

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES..........................................................  26

MANAGEMENT'S DISCUSSION AND ANALYSIS......................................  27

AVAILABLE INFORMATION.....................................................  33

WHERE YOU CAN GET MORE INFORMATION........................................  34

                                     PART I

                                     SUMMARY

This summary provides a brief overview of the key aspects of our offering. It may not contain all of the information that is important to you. You should read the entire Prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under "Risk Factors," and our financial statements and their accompanying notes.

In this Prospectus, "Asteriko," "we," "our," the "Company" or the "Registrant" refer to Asteriko Corp., unless the context otherwise requires. Unless otherwise indicated, the term "fiscal year" refers to our fiscal year ending June 30. Unless otherwise indicated, the term "common stock" refers to shares of the Company's common stock, par value $0.001 per share.

THE COMPANY

Asteriko Corp. was incorporated in the State of Nevada on April 17, 2014. Our offices are located at 616 Corporate Way, Suite 2-6834, Valley Cottage, NY 10989.

We are a development stage company with limited earnings to date and nominal operations and assets with a focus on early-stage business activities such as proof of concept development, small batch manufacturing and promoting our new technology. Since incorporation, management has developed a detailed business plan to provide customers with unique and innovative solution for their decorative needs. Our initial product is lattice panels designed for suspended ceiling. These panels will dynamically change the color of their surface with the change of the viewing angle and / or the type of illumination.

Our aim is to develop Asteriko Corp. in phases. The first phase of development will focus on design solutions. The second phase will be manufacturing.

We have identified our target market and obtained initial funding of $10,000 from Mr. Tomski (our President and Director).

We will require additional funding in order to pursue our business objectives; there is no guarantee that we will be successful in this regard.

We will need to complete our offering in order to cover an estimated $9,500 in federal securities law compliance costs which includes $5,000 in accounting and auditing costs for the 12 month period following the effectiveness of our registration statement.

Currently, our President devotes approximately fifteen hours a week to the Company. We will require the funds from this offering in order to fully implement our business plan (as discussed in the "Plan of Operation" section of this Prospectus).

Our financial statements from inception (April 17, 2014) through June 30, 2014 report revenue of $3,239, net loss of ($2,594), and total assets of $11,390 including cash balance of $10,000, which was generated from the sale of 5,000,000 shares to our President and Director, and advances from Director's loan. We anticipate incurring average quarterly operational costs of about $5,000 until our offering is completed.

Investors should be aware that our independent auditors have issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern for the next 12 months. Our auditor's opinion is based on our initial financial loss, limited operations, and limited working capital. Our source of cash at this time is investments and loans from our Director and three sales to the home remodeling companies that generated revenue of $3,239. We currently do not have any written agreements in place for any investments or loans from third parties. We must raise cash to implement our projects and expand our operations.

Investors must be aware that we do not have sufficient capital to independently finance our own plans. We have no arrangements or contingencies in place in the event of ceased operations, in which case investors would lose their entire investment.

THE OFFERING

We are offering, on a self-underwritten basis, a total of 10,000,000 shares of the common stock of our Company at a price of $0.01 per share. This is a fixed price Offering. This Offering of shares will terminate 180 days from the effective date of this Prospectus, although we may close the Offering on any date prior if the Offering is fully subscribed. The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

There is no minimum offering of the Asteriko shares; investors will not receive a return of their investment if all shares are not sold.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this Prospectus is for investment purposes only; no market for our common stock currently exists. Please refer to "RISK FACTORS" and "DILUTION" sections before making an investment in our stock.

Securities Being Offered     10,000,000 shares of common stock

Offering Price               $0.01 per share

Offering Period              The shares are being offered for a period not to
                             exceed 180 days from the effective date of this Prospectus

Number of Common Stock
Issued and Outstanding
Before Offering              5,000,000, all of which are held by our President

Number of Common Stock
to be Issued and
Outstanding After Offering   15,000,000 shares

Net Gross Proceeds to
Our Company                  $100,000

Use of Proceeds              Funding of business operations

Risk Factors                 The securities offered hereby involve a high degree
                             of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" section.

Going Concern                From inception until the date of this filing, we
                             have had limited operating activities. Our financial statements from inception (April 17, 2014) through June 30, 2014, report revenue of $3,239, and a net loss of ($2,594). Our independent registered public accounting firm has issued an audit opinion for Asteriko which includes an explanatory paragraph as to an uncertainty with respect to the Company's ability to continue as a going concern.

Our President and Director does not intend to purchase any shares in this offering.

SUMMARY FINANCIAL INFORMATION

The following tables set forth a summary of the Company's financial information as provided in its year-end financial statements. You should read this information together with our audited financial statements and the notes thereto appearing elsewhere in this Prospectus and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

BALANCE SHEETS


                                                                 June 30, 2014
                                                                 -------------
Cash                                                               $ 10,000
Total current assets                                               $ 10,713
Current liabilities                                                $  8,984
Total stockholder's equity (deficit)                               $  2,406


STATEMENTS OF OPERATIONS

                                                                For the Period
                                                             from April 17, 2014
                                                             (inception) through
                                                                 June 30, 2014
                                                                 -------------
Revenue                                                            $  3,239
Total operating expenses                                           $  5,833
Net loss                                                           $ (2,594)

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Prospectus before investing in our common stock. If any of the risks disclosed below occur, our business operating results and financial condition could be seriously harmed.

We do not plan to register our common stock under Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act") by filing a Form 8-A on a pre-effective basis. The consequences to investors of us being a Section 15(d) registrant in comparison to a Section 12(g) registrant are as follows: Under
Section 15(d) of the Exchange Act, we are not required to file periodic reports if we have less than 300 holders of record for the fiscal year after the year of effectiveness. If we do not register our securities under Section 12 of the Exchange Act, we may not have an ongoing periodic reporting obligation and will not be subject to the Commission's proxy rules and Section 16 of the Exchange Act.

RISKS RELATED TO OUR BUSINESS

GOING CONCERN

Our independent auditors express substantial doubt about our ability to continue as a going concern. This opinion is based on limited operations to date, the need to secure additional financing to support our operating plan. We have completed our business plan, identified target market, and commenced our business activities with 3 sales to-date. We cannot guarantee full success of our business. Our ability to design and manufacture color panels is dependent upon obtaining sufficient finances. There is additional operational risk of product design/manufacturing to ensure customer satisfaction. Our competitive position in North America within the industry in negligible in light of the recent start up. We may be unable to attract enough customers to compete effectively.

AS A DEVELOPMENT STAGE COMPANY, AN INVESTMENT IN OUR COMPANY IS CONSIDERED A HIGH RISK INVESTMENT WHEREBY YOU COULD LOSE YOUR ENTIRE INVESTMENT

We will incur significant expenses in order to implement our business plan, including estimated $9,500 in federal securities law compliance costs for the 12 month period following the effectiveness of our registration statement. As an investor, you should be aware of the difficulties, delays and expenses normally encountered by an enterprise in the development stage, many of which are beyond our control (such as unanticipated developmental expenses, inventory costs, employment costs, advertising and marketing expenses). We cannot assure you that our proposed business plan as described in this Prospectus will materialize or prove successful.

OUR COMPANY MAY NOT SUSTAIN UNLESS WE FIND SUFFICIENT NUMBER OF CUSTOMERS INTERESTED IN OUR PRODUCTS

We have developed a new product that customers are not familiar with and it may take some time and marketing effort to properly introduce it to the potential customers.

OUR BUSINESS OPERATIONS ARE DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING.

We require the proceeds from this Offering in order to expand our operations. It will enable us (after paying the expenses of this Offering) to design and manufacture color panels in 2014 and potentially expand operations in 2015. We estimate that it will cost us $25,000 to design and manufacture color panels and cover all related licensing fees and the SEC compliance and filing expenses including legal fees.

It will also allow us to initiate our marketing plans and prepare support material such as promotional video, web site and web advertising with an estimated cost of $2,500. We may need additional funds to further our business activities and to achieve a sustainable sales level where ongoing operations and expansion can be funded out of profits. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

BUSINESS EVALUATION IS DIFFICULT SINCE WE HAVE NOT YET COMMENCED SIGNIFICANT BUSINESS ACTIVITIES

We were incorporated on April 17, 2014 and to date have been involved primarily in organizational activities.

We have generated revenue of $3,239 and have incurred total losses of ($2,594) from inception to June 30, 2014.

You cannot evaluate our business or our future prospects due to our lack of operating history. To-date, we have been involved in limited business activities (3 pilot sales). Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. In addition, there is no guarantee that we will commence full business operations.

Furthermore, we anticipate that we will incur increased operating expenses without realizing any significant revenue. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate sufficient revenues from selling color panels, we will not be able to continue operations.

IF OUR PRESIDENT LEAVES THE COMPANY PRIOR TO SECURING REPLACEMENTS, WE WILL BE LEFT WITHOUT MANAGEMENT AND OUR BUSINESS OPERATIONS WOULD CEASE

We depend on the services of our President, Ilia Tomski, and our success depends on the decisions made by him. The loss of the services of our President could have an adverse effect on our business, financial condition and results of operations. There is no assurance that our President will not leave the company or compete against us in the future, as we presently have no employment agreement with him. In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees or to retain the services of Mr. Tomski could have a material adverse effect on our operating results and financial condition. We will fail without appropriate replacements.

ALTHOUGH OUR PRESIDENT IS NOT CURRENTLY RECEIVING COMPENSATION FOR HIS SERVICES, HE MAY DECIDE TO PAY HIMSELF, WHICH WILL ADVERSELY IMPACT ANY POTENTIAL NET PROFIT THAT WE MAY GENERATE

We are not currently compensating our President for providing management services to us. In the future we might pay him compensation if the cash flow generated from operations significantly exceeds our total expenses. Mr. Tomski, as our President and Director, has the power to set his own compensation as he sees fit. If he determines to compensate himself, it could have an adverse effect on our net profit, if any.

OUR MANAGEMENT HAS LIMITED PRIOR EXPERIENCE IN THE MANUFACTURING SECTOR AND THEREFORE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE THE DEVELOPMENT AND GROWTH OF OUR COMPANY IN THIS FIELD

Our management has limited experience in manufacturing sector. Although Mr. Tomski has over 12 years of experience in designing new hi-tech devices such as high vacuum systems for utilization in particle accelerator applications in general and for Accelerator Mass Spectrometry applications in particular; ion optical elements such as atmospheric pressure to vacuum sampling interface, ion guides, ion collision cells that are vital components of commercial mass spectrometers for bio-medical applications; cryogenic systems for commercial superconducting gravity gradiometer this also includes design and manufacturing of superconducting electrical circuits and gradiometer sensor components. However, Mr. Tomski has limited experience in manufacturing this may result in serious missteps in development/implementation of our business plan.

SINCE OUR PRESIDENT AND DIRECTOR HAS NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGEMENT, IN THE FUTURE, OUR DISCLOSURE AND ACCOUNTING CONTROLS MAY NOT BE EFFECTIVE TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS, WHICH COULD RESULT IN POTENTIAL FINES, PENALTIES AND ASSESSMENTS

Our President and Director has no formal training in financial accounting and management; however, he has been preparing the financial statements that have been audited and reviewed by our auditors (included in this Prospectus). Furthermore, he is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls pursuant to
Section 404 of the Sarbanes-Oxley Act of 2002 (the SOX Act). Inability to create and implement the disclosure and accounting controls required under the SOX Act could result in fines, penalties and assessments against the company, and could ultimately cause you to lose your entire investment.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR PRESIDENT AND DIRECTOR COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS

Mr. Ilia Tomski, our President and Director, has had no responsibility for managing a public company in the United States, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Such responsibility includes complying with federal securities laws and making required disclosures on a timely basis. In addition, Mr. Tomski may not be able to implement programs and policies in an effective and timely manner or in a manner which adequately responds to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment.

OUR PRESIDENT AND DIRECTOR WILL ALLOCATE ONLY A PORTION OF HIS TIME - ABOUT FIFTEEN HOURS A WEEK TO OUR BUSINESS, WHICH COULD HAVE A NEGATIVE IMPACT ON OUR SUCCESS

Currently, our President and Director allocates only a portion of his time to the operation of our business. If our business develops faster than anticipated, or if his other commitments require him to devote more substantial amounts of time than is currently planned, there is no guarantee that he will devote the time necessary to assure our successful operations.

OUR EXECUTIVE OFFICERS DO NOT RESIDE IN THE UNITED STATES.

Our executive Officers do not reside in the United States. The U.S. stockholders would face difficulty in:

     *    effecting service of process within the United States on our Officers;
     * enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the Officers;
     * enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our Officers; and
     * bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our Officers.

WE ARE AN "EMERGING GROWTH COMPANY" AND INTEND TO TAKE ADVANTAGE OF REDUCED DISCLOSURE AND GOVERNANCE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES; AS A RESULT OUR COMMON STOCK MAY BE LESS ATTRACTIVE TO INVESTORS

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012. We intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. Such exemptions include, but not limited to: not being required to comply with the auditor attestation requirements of
Section 404 of the Sarbanes-Oxley Act; reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. . We may take advantage of these reporting exemptions until we are no longer considered an emerging growth company, which in certain circumstances could be up to five years. There may be a less active trading market for our common stock and our stock price may be more volatile.

As an emerging growth company, exemptions from the following provisions are available to us:

     1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;
     2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;
     3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;
     4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and
     5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of
          Item 402 applicable to smaller reporting companies, regardless of the issuer's size.

RISKS RELATING TO OUR COMMON STOCK



BECAUSE OUR PRESIDENT AND DIRECTOR, WHO IS ALSO OUR SOLE PROMOTER, WILL OWN 33% OF THE OUTSTANDING SHARES AFTER THIS OFFERING, HE WILL RETAIN SIGNIFICANT CONTROL OF THE COMPANY, WHICH IN TURN COULD DECREASE THE PRICE AND MARKETABILITY OF THE SHARES

After all 10,000,000 shares of common stock of this Offering are sold Mr. Tomski will own 5,000,000 or 33.3% of total outstanding shares and will retain significant control. As a result, Mr. Tomski will have an ability to influence the Company as follows:

     *    elect or defeat the election of our Directors;
     *    amend or prevent amendment of our articles of incorporation or bylaws;
     * effect or prevent a merger, sale of assets or other corporate transaction; and
     * affect the outcome of any other matter submitted to the stockholders for vote

Moreover, because of the significant ownership position held by our insider, new investors may not be able to effect a change in the Company's business or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholder.

In addition, sales of significant amounts of shares held by Mr. Tomski, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company; this could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

WE ARE SELLING SHARES IN THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ALL OF THE SHARES; WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS

This offering is self-underwritten, that is, we are not engaging the services of an underwriter to sell the shares. We intend to sell them through our President and Director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any/all of the shares. In the event we do not sell all of the shares before the expiration date of the Offering, we will have to seek alternative financing sources. There is no provision to refund all or portion of the funds to our existing shareholders raised by selling company shares.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Our existing stockholder acquired his shares at a cost of $0.001 per share, a cost per share that is substantially less than the amount you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.01 you pay for them (see the Dilution table).

THE PROCEEDS OF OUR OFFERING WILL BE HELD IN A STANDARD CORPORATE CHECKING ACCOUNT (RATHER THAN AN ESCROW ACCOUNT) UNTIL THE OFFERING CLOSES, IT IS POSSIBLE THAT CREDITORS OF THE COMPANY COULD ATTACH THESE FUNDS

Our management will have sole control over the withdrawal of funds. We have not made arrangements to place the funds in an escrow account with a third party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the offering process.

THERE IS CURRENTLY NO PUBLIC MARKET FOR OUR SECURITIES, THERE CAN BE NO ASSURANCE THAT ANY PUBLIC MARKET WILL DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING

There is no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering by the selling stockholders, or, if developed, be sustained. After the effective date of the registration statement of which this Prospectus is a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority (FINRA) to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, we cannot assure you that we will meet the acceptance criteria. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, if quoted, a public market may not materialize.

RISK OF LOSING INVESTMENT

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the Over-the-Counter Bulletin Board, or a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities, rendering their shares effectively worthless and resulting in a partial or complete loss of their investment.

PURCHASING PENNY STOCK LIMITS INVESTOR'S ABILITY TO RE-SELL

The shares offered by this Prospectus constitute "penny stock" under the Exchange Act. The shares will remain "penny stock" for the foreseeable future. "Penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

FINRA SALES REQUIREMENTS MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, RESTRICTING THE STATES WHERE YOU CAN RESELL THE SHARES OFFERED BY THIS PROSPECTUS

If you purchase shares of our common stock sold pursuant to this offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited, which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of her investment.

IF QUOTED, THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE; YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE ACQUISITION PRICE

Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

     *    variations in quarterly operating results;
     * our announcements of significant commissions and achievement of milestones;
     *    our relationships with other companies or capital commitments;
     *    additions or departures of key personnel;
     *    sales of common stock or termination of stock transfer restrictions;
     *    changes in financial estimates by securities analysts, if any; and
     *    fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

SINCE WE DO NOT INTEND TO PAY ANY DIVIDENDS ON OUR COMMON SHARES, STOCKHOLDERS SHOULD RELY ON STOCK APPRECIATION FOR ANY RETURN ON THEIR INVESTMENT

We have not declared or paid any dividends on our common stock since inception; we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

ADDITIONAL ISSUANCES OF OUR SECURITIES MAY RESULT IN IMMEDIATE DILUTION TO EXISTING SHAREHOLDERS

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. We are authorized to issue up to 75,000,000 shares of common stock, of which 5,000,000 shares of common stock are currently issued and outstanding. Our Board of Directors has the authority over issuing additional shares of common, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders' interests, which will negatively affect the value of your shares.

WE MAY BE EXPOSED TO POTENTIAL RISKS RESULTING FROM NEW REQUIREMENTS UNDER
SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 404 of the SOX Act, we will be required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting once this registration statement becomes effective and we commence filing financial reports with the Securities & Exchange Commission. We expect to incur additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We currently do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the SOX Act Section 404. As such standards are modified, supplemented or amended; it may be difficult to ensure effective internal controls over financial reporting. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY COMPANY; YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES

The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on April 17, 2014 and has only a limited operating history and nominal earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

           CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: "believe," "expect," "estimate," "anticipate," "intend," "project" and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as "may", "will", "should", "plans", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the "Management's Discussion and Analysis of Financial Condition and Results of Operation" section, and the section entitled "Description of Our Business", as well as those discussed elsewhere in this Prospectus. Other factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel.

These forward-looking statements are relevant as of the date of this Prospectus. We believe that the expectations reflected in the forward-looking statements are reasonable; however we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of either 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated.

                          Scenario 1     Scenario 2     Scenario 3    Scenario 4
Expense Category           $25,000        $50,000        $75,000       $100,000
----------------           -------        -------        -------       --------
Legal and Professional     $ 9,500        $ 9,500        $ 9,500       $ 9,500
Administration             $ 1,650        $ 4,000        $ 6,000       $ 9,000
Design                     $ 1,650        $ 4,000        $ 6,000       $ 9,000
Salaries                   $ 3,000        $11,000        $18,000       $23,000
Advertising                $ 3,700        $11,000        $20,000       $26,000
Production                 $ 5,500        $10,500        $15,500       $23,500

The amounts actually spent for any specific purpose may vary and will depend on a number of factors. Non-fixed cost, sales and marketing and general and administrative costs may vary with business progress and development efforts, general business conditions and market reception. Accordingly, our management has broad discretion to allocate the net proceeds to non-fixed costs.

An example of changes to this spending allocation for non-fixed costs include management deciding to spend less of the allotment on product development and more on sales and marketing.

If necessary, Ilia Tomski, our President and Director has verbally agreed to loan the company funds to complete the registration process. We will require full funding to implement our complete business plan. If insufficient funds are raised we plan to borrow funds from our management.

                         DETERMINATION OF OFFERING PRICE

There is no established market for our stock. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Upon the effectiveness of the registration statement of which this Prospectus forms a part, we intend to seek a market maker to file an application with the FINRA to have our stock quoted on the OTC Bulletin Board. However, we cannot assure you that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, that:

     a. contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     b. contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws;
     c. contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;
     d. contains a toll-free telephone number for inquiries on disciplinary actions;
     e. defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     f. contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

The broker or dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

     (a)  bid and offer quotations for the penny stock;
     (b) the compensation of the broker-dealer and its salesperson in the transaction;
     (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

HOLDERS


We had one holder of record of our common stock as of November 4, 2014.


SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We do not have any securities authorized for issuance under any equity compensation plans.

PENNY STOCK REGULATION

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

                                 DIVIDENT POLICY

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of Directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

In this offering, the level of dilution is increased as a result of the relatively low book value of Asteriko's presently issued and outstanding stock. This is due to the shares of common stock issued to the Company's founder totaling 5,000,000 shares at $0.001 per share for $5,000 cash versus the current offering price of $0.01 per share.

The Company's net tangible book value on June 30, 2014 was $2,406 or approximately $0.000 per share, based upon 5,000,000 shares outstanding. Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $100,000, the net tangible book value of the 15,000,000 shares to be outstanding will be $102,406 or approximately $0.0068 per share.

DILUTION TABLE

The price of the current offering is fixed at $0.01 per common share. This price is significantly higher than the price paid by our Director and Officer for common equity since the Company's inception on April 17, 2014. Mr. Tomski, our Officer and Director, paid $0.001 per share for the 5,000,000 common shares

Assuming completion of the offering, there will be up to 15,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels based on stockholders' equity of $2,406 as of June 30th, 2014.

Percentage of funding                         100%             75%              50%             25%
---------------------                     -----------      -----------      -----------     -----------
Offering price                            $      0.01      $      0.01      $      0.01     $     0.01
Shares after offering                      15,000,000       12,500,000       10,000,000      7,500,000
Amount of new funding                     $   100,000      $    75,000      $    50,000     $   25,000
Book value before offering (per share)    $    0.0005      $    0.0005      $    0.0005     $   0.0005
Book value after offering (per share)     $    0.0068      $    0.0062      $    0.0052     $   0.0037
Increase per share                        $    0.0063      $    0.0057      $    0.0048     $   0.0032
Dilution to investors                     $    0.0032      $    0.0038      $    0.0048     $   0.0063
Dilution as percentage                             32%              38%              48%            63%

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

                                                                   Percentage of
                            Price per    Shares     Total Number   Consideration
                              Share       Held      of Ownership       Paid
                              -----       ----      ------------       ----
Existing Stockholder         $0.001     5,000,000      33.3%         $ 5,000
Investors in This Offering   $ 0.01    10,000,000      66.7%         $10,000

                              PLAN OF DISTRIBUTION

This is a self-underwritten offering. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Mr. Tomski, our President and Director will sell the shares and intends to offer them to friends, family members and business acquaintances with no commission or other remuneration payable to him for any Shares he sells. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

He will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer, may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our President and Director satisfies the requirements of Rule 3a4-1, because he:

     (a) is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

     (b) will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities neither he will be compensated in any other forms with the proceeds of this offering; and

     (c) is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and
     (d) meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

We will not utilize the internet to advertise our offering. We intend to advertise our products and services through our website. Mr. Tomski will also distribute the Prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Our President and Director does not intend to purchase any shares in this offering.

SECTION 15(G) OF THE EXCHANGE ACT

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated there under, impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding her investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of her rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $0.01 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this Prospectus is effective and continue for a period not to exceed 180 days (the "Expiration Date").

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the company, are irrevocable.

RIGHT TO REJECT SUBSCRIPTIONS

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

CAPITAL STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock with a par value of $0.001 per share.

COMMON STOCK

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our Directors. After this offering is completed, assuming the sale of all of the shares of common stock, our present stockholder will own approximately 33% of our outstanding shares.

Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

OPTIONS, WARRANTS AND RIGHTS

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

                        SHARES ELIGIBLE FOR FUTURE RESALE
GENERAL

There is no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.


Upon completion of this offering, based on our outstanding shares as of November 4, 2014, we will have outstanding an aggregate of 15,000,000 shares of our common stock. Of these shares, upon effectiveness of the registration statement of which this Prospectus forms a part, the 10,000,000 shares covered hereby will be freely transferable without restriction or further registration under the Securities Act.


The remaining 5,000,000 restricted shares of common stock to be outstanding are owned by our President and Director, known as our "affiliate," and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 under the Securities Act, if available, or otherwise.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000 directly or indirectly, in the Company or any of its parents or subsidiaries nor was any such person connected with Asteriko Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, Officer, or employee.

                                     EXPERTS

Li and Company, PC, our independent registered public accounting firm, has audited our financial statements included in this Prospectus and registration statement to the extent and for the periods set forth in their audit report.

                                  LEGAL MATTERS

RULE 144 SHARES

Currently, none of our securities may be resold pursuant to Rule 144.

The securities sold in this offering can only be resold through registration under Section 5 of the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i). A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. "Form 10 information" is, generally speaking, the same type of information as we are required to disclose in this Prospectus, but without an offering of securities.

Matheau J. W. Stout, Esq. has opined on the validity of the shares of common stock being offered hereby.

Instruction 1 to Item 509 of Regulation S-K requires disclosing whether the interest of any expert or counsel named in the Prospectus exceeds $50,000. The interest of any expert or counsel named in the Prospectus does not exceed $50,000 according to Instruction 1 Item 509 of Regulation S-K.

                           DESCRIPTION OF OUR BUSINESS

OVERVIEW

We were incorporated on April 17, 2014 in the State of Nevada. We have never been involved in any reclassification, merger, consolidation or purchase or sale of a significant amount of assets nor have we ever declared bankruptcy, been in receivership, or been involved in any legal action or proceedings.

Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

EMERGING GROWTH COMPANY STATUS

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an "emerging growth company" under the Jumpstart Our Business Startups ("JOBS") Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

     1. on the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;
     2. on the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

     3. on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or
     4. the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto."

A "large accelerated filer" is an issuer that, at the end of its fiscal year, meets the following conditions:

     1. it has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer's most recently completed second fiscal quarter;
     2. It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and
     3. It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

     1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;
     2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;
     3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;
     4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and
     5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of
          Item 402 applicable to smaller reporting companies, regardless of the issuer's size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected under this section of the JOBS Act to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions relating to complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

BUSINESS OF ISSUER

INDUSTRY

According to the Occupational Outlook Handbook, the overall employment of designers and decorators is expected to grow about as fast as the average for all occupations.

The color-shifting technology is currently used in paint systems, primarily for automobiles, but there is an increased market demand to extend these color effects to the new product markets beyond auto market.

Exterior and Interior designers start using color-shifting effects in innovative ways on areas not traditionally associated with dramatic treatments, e.g. walls, ceilings and floor coverings of building surfaces. The statement surface coverings can be used in both residential and commercial environments.

Our company will be designing color-shifting materials for decorative purposes. Our company proposes the new solution for color-shifting effects that will work on a number of surfaces used for interior and exterior decoration. This will include ceiling panels, tiled wall surfaces, and floor decorations.

Our main market segments are:

     * Small and medium size businesses - corporate customers, e.g. shops, hotels, fitness clubs and night clubs owners
     *    Building contractors and industrial design and architecture companies
     *    Individuals - home owners

DESCRIPTION OF PRODUCT OR SERVICES

Our initial product will be color changing lattice panels designed for suspended ceiling.

The idea of color changing surfaces is not new. Color decomposition of reflected light also known as refraction combined with light interference is a known effect and is used in automotive industry for development of special paints.

Our approach is to achieve similar results using different and more cost effective technology. This approach is based on ability of an average human eye to blend reflected lights and view them as a single color. The type of color depends on combination of base colors (red, blue, and green) in the reflection. All color TVs use similar principle to achieve multicolor effect. The main difference with our proposal is that TV generates light whereas we use the surface reflection. Only select material can be used to achieve this effect the surface of the material should have special geometrical figures on a small level and each painted with at least 3 different colors.

Prior to creating Asteriko Corp. our President has done many experiments and discovered that simple 3D transparent rectangular grid structure could act as a color changing decorative element by simply applying different colors to different faces of the 3D grid. Viewed from different angles, such structure appears to have not only different but also dynamically changing color depending of the viewpoint of the observer.

The grid density and the height of each individual rectangular cell defines the light transparency of the element, if back lit, as well as the sensitivity of the color shifting to a different viewing angle. Desired color changing effects can also be achieved through the application of directional spray painting to randomly oriented micro-surfaces.

We are beginning to experiment with rigid and soft foam. It is our understanding that foam sheets of 0.5" to 1.0" thick, rigid or soft, could be made as 3D lattices of adjacent polygons, much like certain types of packing foam. Having painted each face of the polygon into different color will create desired color changing illusion if viewed from different directions.

Our plan is to carry out a phased approach in establishing and developing Asteriko Corp. The first phase will focus on developing and refining design solutions and producing samples The second phase will be production and manufacturing.

Phase one:

     a) select the most effective way to make a given surface to change its color
     b)   identify the materials to be used
     c) manufacture and sell small batches of different materials such as ceiling panels as a proof of concept to see if our products generate interest
     d)   enhance directional spray painting process to achieve better quality
     e)   document the technological process and our "know how"

Phase two:

     a)   advertise our product and technology
     b) negotiate with suppliers and manufacturers of the foam panels of desired geometry. Currently suppliers such as Clark Foam Products Corp. and several others all capable of manufacturing an initial monochromatic 3D foam lattices
     c)   establish distribution network

     d) expand our technology to other materials used for surface decorations capitalizing the basic working principle of the 3D rectangular color changing grid

In case of successful growth of our business, necessary funds will be available through operating profits to further optimize present technique for making color changing rectangular lattices and foam panels as well as establishing proper manufacturing. It will also be possible to start producing samples of color changing ceramic or stamped metal tiles.

TARGET MARKET AND CLIENTS

The main target market for our products and services will include retail and commercial establishments where unique and original appearance is an integral part of their success. We will also provide design solutions and materials to the residential sector.

Our potential customers will be in the following potential sectors:

First Phase:

     *    Building contractors and industrial design and architecture companies
     *    Home owners for new builds or renovations

Future phases:

     *    Retail establishments e.g. boutique and specialty stores

     * Commercial establishments including restaurants, night clubs, theaters, hotels and fitness clubs
     * Geographically at the initial stage of our development we'll target the North American markets

SOURCE OF REVENUE

Our main of source of revenue will initially be the sales of design solutions to the house and building designers and constructors i.e.:

     1. Design of color-shifting suspended ceiling panels to customer-provided specifications
     2. Consulting on application and integration of our panels into customer interior or exterior design.

Additional revenue stream expected to come from manufacturing of color-shifting suspended ceiling surfaces for home owners as well as retail and commercial establishments in the future.

MARKETING STRATEGY

In order to attract customers and promote products, our company has created the website. We will also market through online advertisements. For online and website advertising we will use the following methods:

     *    Link our site to free web Directories
     *    Use shared online advertisement facilities
     * Distribute online banners to attract more attention from the customers and provide credibility to the product by including customer feedback
     *    Advertise through classified ads and blogs
     *    Add our website address to the relevant search engines

We will also advertise through local and global classified ads and social networking. Sales brochures will be printed to provide necessary company product and service information. We will organize onsite presentations for perspective clients with sample demonstrations.

COMPETITION AND COMPETITIVE STRATEGY

There is a small number of potential competitors that provide some elements of what Asteriko Corp., will offer to its customers. However, no direct competition exists since the product that our company develops is unique to design and construction industry. It uses innovative technological solution that is low cost and economical.

Several differences in application arise when comparing our technology to color changing paint technology as well as some colored light arrangements. The main difference in application is simplicity as one can imagine the installation of a ceiling panel or wall panel compared to painting or running electricity. No major surface preparation is required. Another significant difference is flexibility of installation in terms of design and final appearance. Taking rectangular grid ceiling panel as example, not only various ornamental combinations could be applied right at the customer site but also customer is left with the ability to adjust and even entirely change the appearance of the ceiling by rotating and relocating individual panels.


There is also a difference in application of our innovative technology. Once we fully launch operations we expect to compete successfully on a basis of price, quality and novelty of our product.

Currently, our competitive position within the industry is negligible in light of the fact that we have just recently started our operations.

SOURCES AND AVAILABILITY OF PRODUCTS AND SUPPLIES

We believe that our President's industry experience and connections will enable us to develop the various aspects of the business. Mr. Tomski has experience with design and engineering of products and creating promotion and marketing packages. While working as Research Scientist and Industrial Post Doctoral Fellow for Ionics Mass Spectrometry Group Inc., Mr. Tomski (in addition to his main duties as research scientist) has been actively involved in promoting the company products through installations, demonstrations and training provided to existing and potential customers around the world. He also promoted company's products through onsite and offsite presentations and industrial conferences. Throughout his career Mr. Tomski has been involved in design and manufacturing of hi-tech industrial equipment such as high vacuum systems for utilization in particle accelerator applications in general and for Accelerator Mass Spectrometry application in particular. Mr. Tomski has hands on experience in design, manufacturing and operation of ion optical elements such as atmospheric pressure to vacuum sampling interface, ion guides, ion collision cells that are vital components of commercial mass spectrometers for bio-medical applications. Mr. Tomski has also been involved in design and manufacturing of cryogenic systems for commercial superconducting gravity gradiometer; this includes design and manufacturing of superconducting electrical circuits and gradiometer sensor components.

Currently he oversees design and manufacturing of superconducting gravity gradiometer sensor in the start-up company targeting major land exploration and natural resources surveying.

We believe there are no constraints on the sources or availability of products, materials and supplies related to the production of suspended panels.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

At this stage we sell small number of panels as a proof of concept to test the market reaction to our product.

We currently have only 3 customers (generated $3,239 in revenue to date) we plan to extend our market in the near future.

Our products are applicable to a wide range of customers from individual home owners to commercial construction companies. We believe because of the potentially broad base of customers for our services, we will not rely on one or few major customers. Our initial contract with "Glik-Art" was created to attract new customer with 20% discount for a period of 6 months. Due to different needs of the clients we cannot in advance include in the contract specific materials or design. For each specific order we disclose the type of materials to be used, design specifications and labor rates. Currently we don't have special relationships with these customers, other than contract with "Glik-Art" offering 20% discount for 6 month. Any customer may purchase our product based on their needs.

PATENT, TRADEMARK, LICENSE & FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS

There are no inherent factors or circumstances associated with this industry, or any of the products or services that we expect to be providing that would give rise to any patent, trademark or license infringements or violations. We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions. Out web domain and IP address as well as company information will be protected by our domain host.

We do not own, either legally or beneficially, any patents or trademarks.

GOVERNMENTAL AND INDUSTRY REGULATIONS

We will be subject to federal and state laws and regulations that relate directly or indirectly to our operations including federal securities laws. We will also be subject to common business and tax rules and regulations pertaining to the normal business operations.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We are capitalizing on prior scientific research and development that was done by our President and Director and have not yet spent any money on R&D. Once this offering is completed we will have resource to continue our R&D program.

COMPLIANCE WITH ENVIRONMENTAL LAWS

Our operations are not subject to any environmental laws.

FACILITIES

We do not own or rent facilities of any kind. We plan to conduct our operations from the facilities that our President provides to us free of charge. These facilities located at 353 Bathurst Glen Dr. Thornhill, ON Canada and used primary for manufacturing small batches of 3D lattice panel as a proof of concept and market testing.

EMPLOYEES

We have commenced only limited operations, and currently have two employees - our President and Director Mr. Tomski, who spends approximately fifteen hours a week on our business and our treasurer Ms. Tomskaia, who devotes up to five hours a week to company's operations.

REPORTS TO STOCKHOLDERS

We are not currently a reporting company, but upon effectiveness of the registration statement, of which this Prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Copies of these reports from the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC's website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We will also make these reports available on our website-www.asteriko.com

DESCRIPTION OF PROPERTY

We do not currently own any property. We are currently operating out of the premises of our President and Director, on a rent-free basis during our development stage. We consider our current principal office space arrangement adequate.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our Directors, Officer or any of their respective affiliates, or any beneficial stockholder, is an adverse party, or has a material interest adverse to our interest. Our address for service of process in Nevada is 2360 Corporate Circle, Suite 400, Henderson NV 89074-7722

                                   MANAGEMENT

Data concerning company executives as of the date of this Prospectus:

    Name               Age                          Position
    ----               ---                          --------
Ilia Tomski            43        President, Secretary, Chief Executive Officer
                                 and member of the Board of Directors.

Ksenia Tomskaia        43        Treasurer

The persons named above have held their offices/positions since the inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our executive Officers:

ILIA TOMSKI - PRESIDENT AND DIRECTOR

Ilia Tomski has been our President, Secretary, and a member of the Board of Directors since our inception on April 17, 2014.

Throughout his career Mr. Tomski has been involved with design and manufacturing of hi-tech industrial equipment such as high vacuum systems for utilization in particle accelerator applications in general and for Accelerator Mass Spectrometry application in particular. Mr. Tomski has been actively involved in design, manufacturing and operation of ion optical elements such as atmospheric pressure to vacuum sampling interface, ion guides, ion collision cells that are vital components of commercial mass spectrometers for bio-medical applications. Mr. Tomski has also been involved in design and manufacturing of cryogenic systems for commercial superconducting gravity gradiometer this also includes design and manufacturing of superconducting electrical circuits and gradiometer sensor components.

Mr. Tomski currently he oversees design and manufacturing of superconducting gravity gradiometer sensor at the start-up company targeting major land exploration and natural resources surveying.

INTERNATIONAL EXPERIENCE:

2008-present. Senior research scientist in Gedex Technologies Inc., Mississauga, Ontario, Canada. Mr. Tomski is in charge of development and implementation of superconducting gravity gradiometer for use by major mining companies for enhanced land surveying.

2007-2008. Research scientist with the University Of Maryland, Department Of Physics, Gravitation Laboratory, Maryland, USA

2003-2007. Research scientist and Industrial Post Doctoral Fellow in Ionics Mass Spectrometry Group Inc., Concord, Ontario, Canada. Ionics Mass Spectrometry Group Inc. was the start-up company developing performance enhancement equipment upgrades to extend existing commercial mass-spectrometer lifetime for major pharmaceutical companies around the world.

2003-2005. Mr. Tomski was recipient of NSERC Industrial Fellowship. He is author and co-author of a number of industrial patents. Author and co-author of several scientific publications in internationally renowned journals. Member of American Society for Mass Spectrometry (ASMS).

2002-2003. Research scientist position in R&D department of Analytica of Branford Inc., Branford, Connecticut, USA. Analytica of Branford Inc. is high-tech industrial company developing analytical tools for major pharmaceutical and bio-medical companies.

In 2002 Mr. Tomski obtained his Ph.D. in Physics from the University of Toronto.

Mr. Tomski's schedule currently allows him to spend up to fifteen hours a week on the operations of our company. He is willing to spend more time with the business as it grows. We anticipate him eventually spending about 30 hours a week on matters related to our company's operations.

The specific experience, qualifications, attributes, and skills in design and project management led to the appointment of Mr. Tomski as our President and Director.

KSENIA TOMSKAIA - TREASURER

Ksenia Tomskaia has been our Treasurer since inception date of April 17, 2014.

Ms. Tomskaia's schedule currently allows her to spend up to five hours a week on company's operations. She indicates willingness to devote more of her business time as our business grows and her services are needed.

EDUCATION AND QUALIFICATIONS:

Software Programming Diploma, PrimeTech Institute, Toronto, Canada, 1998
BMO Financial Business Analysis Professional Accreditation Program, Toronto, Canada 2011

PROFESSIONAL CAREER HIGHLIGHTS:

2005-present Senior Business Analyst, BMO Financial Group, Toronto Canada 1999-2005 Programmer Analyst and Quality Assurance Analyst, Canada Life Assurance Company, Toronto, Canada

During the past ten years, Mr. Tomski & Ms. Tomskaia have not been the subject of any the following events:

     1. Any bankruptcy petition filed by or against any business of which either were a general partner or executive Officer either at the time of the bankruptcy or within two years prior to that time.
     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting either Mr. Tomski or Ms. Tomskaia involvement in any type of business, securities or banking activities.
     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

BOARD COMPOSITION

Our Bylaws provide that the Board of Directors shall consist of at least one member, and that our shareholders shall determine the number of Directors from time to time. Each Director serves a term expiring at the next annual shareholders meeting and until his successor is elected and qualified, or until his resignation, removal from office, or death.

COMMITTEES OF THE BOARD OF DIRECTORS

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee "financial expert." As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of Directors.

POTENTIAL CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent Directors, such functions that would have been performed by such committees are performed by our President and Director. Thus, there is an inherent conflict of interest.

DIRECTOR INDEPENDENCE

As of the date of this Registration Statement filed on Form S-1, we have no independent Directors.

SIGNIFICANT EMPLOYEES

We have no significant employees other than the executive Officers described earlier.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No Director, person nominated to become a Director, Executive Officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive Officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board of Directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

                             EXECUTIVE COMPENSATION

Since our incorporation on April 17, 2014, we have not compensated and have no arrangements to compensate our President and Director Mr. Tomski for his services. However, we anticipate that Mr. Tomski will receive compensation from the Company once cash flow that we generate from operations significantly exceeds our total expenses. We have not granted any stock options to Mr. Tomski; there are no stock option, retirement, pension, or profit sharing plans for the benefit of Mr. Tomski; we have not entered into any employment or consulting agreements with Mr. Tomski. However, as President and Director of the company Mr. Tomski has the power to set his own compensation.

The following table sets forth the compensation paid by us for the period from inception until June 30st, 2014 and subsequent thereto, for our President and Treasurer. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation addresses all compensation awarded to, earned by, or paid to our named executive Officers.

                                                                                        Change in
                                                                                         Pension
                                                                                        Value and
                                                                       Non-Equity      Nonqualified
 Name and                                                              Incentive         Deferred
 Principal                                      Stock       Option        Plan         Compensation    All Other
 Position         Year   Salary($)  Bonus($)   Awards($)   Awards($)  Compensation($)   Earnings($)  Compensation($)  Totals($)
 --------         ----   ---------  --------   ---------   ---------  ---------------   -----------  ---------------  ---------
Ilia Tomski       2014     Nil        Nil         Nil         Nil           Nil             Nil            Nil           Nil
President,
Chief Executive
Officer and
Director

Ksenia Tomskaia   2014     Nil        Nil         Nil         Nil           Nil             Nil            Nil           Nil
Treasurer

OUTSTANDING EQUITY AWARDS AT JUNE 30ST 2014

We do not currently have a stock option plan or any other long-term incentive plans that intend to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our Executive Officers since inception; accordingly, none were outstanding at June 30, 2014.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There are currently no employment or other contracts or arrangements with our Executive Officers. There are no compensation plans or arrangements, including payments to be made by us, with respect to our Officers or Directors that would result from the resignation, retirement or any other termination of such person. There are no arrangements for our Directors or Officers that would result from a change-in-control.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

                             DIRECTORS COMPENSATION

The members of our Board of Directors are not compensated for their services. The Board has not implemented a plan to award options to any Directors. There are no contractual arrangements with any member of the Board of Directors. We have no Director's service contracts in place.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, none of the following parties have, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     -    The Officers and Directors;
     -    Any Person proposed as a nominee for election as a Director;

     - Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
     - Any relative or spouse of any of the foregoing persons who have the same house as such person.

On May 12, 2014, we have issued an aggregate of 5,000,000 shares of our common stock to our President and Director, Ilia Tomski, for a purchase price of $0.001 per share or for aggregate consideration of $5,000. The shares were issued under Regulation S of the Securities Act of 1933.

Since inception date of April 17, 2014 until June 30, 2014, we have received $5,000 in shareholders advances from our President Mr. Tomski. This loan is secured and non-interest bearing loan with no fixed terms of repayment.

Our business plan contemplates eventually entering into a formal employment agreement with Mr. Tomski in regards his management services for set monthly consideration. However, we do not anticipate entering into such an agreement with Mr. Tomski until our cash flow from operations justifies such an agreement.

We have not entered into any other transaction, nor are there any proposed transactions, in which our President and Director, or any significant stockholder, or any member of the immediate family of any of the foregoing, had or is to have a direct or indirect material interest.

Our President and Director may be considered a promoter of the Company due to his participation in and management of the business since our incorporation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On May 12, 2014, we issued an aggregate of 5,000,000 shares of our common stock to our Director for aggregate consideration of $5,000.


The following table sets forth the information regarding the beneficial ownership of our common stock as of November 4, 2014 for our Director. There is no other person or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.


We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws, and the address for each person listed in the table is Asteriko Corp., 616 Corporate Way, Suite 2-6834, Valley Cottage, NY 10989.


The percentage ownership information shown in the table below is calculated based on 5,000,000 shares of our common stock issued and outstanding as of November 4, 2014. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.


                               No. of             No. of          Percentage of
     Name and Address       Common Stock       Common Stock         Ownership
   of Beneficial Owner     Before Offering    After Offering     Before Offering
   -------------------     ---------------    --------------     ---------------
Ilia Tomski                  5,000,000          5,000,000             100%
Ksenia Tomskaia                      0                  0               0
Officers and Directors
 (2 persons)                 5,000,000          5,000,000             100%

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and Executive Officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our Directors, Officers or persons controlling us, we have been advised that it is the Securities and Exchange Commission's opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this Prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this Prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this Prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Our cash balance was $10,000 as of June 30, 2014. We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing funds received from our President and Director from the purchase of shares. He has no commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $25,000 (approximately $9,500 of which are legal and registration fees for a public company) of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing, for which we currently don't have any arrangements. Our US office is located at 616 Corporate Way, Suite 2-6834, Valley Cottage, NY 10989. Our principal executive office is located at 353 Bathurst Glen Dr., Thornhill, ON L4J 9A3 Canada. Our phone number is (845) 512-5020.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. We have generated revenues of $3,239 up to June 30, 2014; no significant additional revenue is anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand our proposed operations, however there is no guarantee that we will stay in business after doing so. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

We are an "emerging growth company" as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to: not required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; exemptions from the requirements of holding an annual non-binding advisory vote on executive compensation and nonbinding stockholder approval of any golden parachute payments not previously approved. In addition,
Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to "opt out" of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

RESULTS OF OPERATIONS FROM INCEPTION ON APRIL 17, 2014 TO JUNE 30, 2014

From inception to June 30, 2014, our operating expenses were comprised of professional fees of $3,078 and general and administrative expenses of $2,755.

We have generated revenue of $3,239 from sales of color changing ceiling panels to the following customers:

     *    $890 from Glik-Art;
     *    $1,636 from Xan Systems Inc.;
     *    $713 from Artline Engraving Design.

The contract with Glik-Art does not include specific price, rather offering six months product discount. Customer may choose different materials and different design of the ceiling panels based on their current needs. Purchase price will vary. There is an invoice from June 13, 2014 to the Glik-Art that does specify the purchase price. There could be a multiple purchases from the same company. Contract is not limited to a single purchase and is valid for 6 months since the signing date. The full amount received from Glik-Art includes payment for materials and labor to date is $890 dollars.

Invoice #0001
Customer: Glik-Art
Sales date : June 13, 2014
Invoice Date: June 13, 2014
Types of goods sold: Color Shifting decorative ceiling panels. Transparent Grid Panels 2'X2'. Four (4) standard colors. Suspended
Ceiling System hardware components.
Materials used: ceiling panels, paint, hardware materials
Source of Materials: Home Depot
Total amount due: $889.73

Invoice #0002
Customer: Xan Systems, Inc
Sales date : June 19, 2014
Invoice Date: June 19, 2014
Types of goods sold: Color Shifting decorative ceiling panels. Transparent Grid Panels 2'X2'. Four (4) standard colors. Suspended
Ceiling System hardware components.
Materials used: ceiling panels, paint, hardware materials
Source of Materials: Home Depot
Total amount due: $1635.75

Invoice #0003
Customer: Artline Engraving Design
Sales date : June 27, 2014
Invoice Date: June 27, 2014
Types of goods sold: Color Shifting decorative ceiling panels. Transparent Grid Panels 2'X2'. Four (4) custom colors.
Materials used: ceiling panels, paint
Source of Materials: Home Depot
Total amount due: $713.44

We anticipate a substantial increase in our legal and accounting fees over the course of the next 12 months as a result of becoming a reporting company with the SEC up to $9,500.

Since inception, we sold 5,000,000 shares of common stock to our President and Director for $5,000.

ACTIVITIES TO DATE

A substantial portion of our activities to date has involved developing a business plan. Our President has also developed Plan of Operations. We have established the company office and provided information session and consulting about our services to one prospective customer.

PLAN OF OPERATIONS

We anticipate that our legal and accounting fees will increase to $9,500 over the next 12 months as a result of becoming a reporting company with the SEC.

We have completed few small projects as a proof of concept to verify that our products can generate customer interest.

Below is the summary of our business plan (Scenario 1 - 25% of our offering is sold) that includes the following activities and expenditures:

Month 1

1. Prepare high level solution design for three different types suspended ceiling panels - $500.
     a.   Grid type transparent panel
     b. Foam base panel and semitransparent LED backlit foam color shifting panel
     c.   3D lattice panel
2.   Purchase accounting software - $1,000
3.   Develop company website - $800

Month 2

1.   Purchase design software - $1,000
2. Prepare detailed design for the 1st type of suspended ceiling panel: grid type - $500
     a.   Low density grid
     b.   High density grid
     c.   Variable density grid
     d.   Develop color pallets for grid type panel
3.   Finalize variable angle spray-painting process
4.   Start online and website advertisement
     a.   Promote the new grid panel on the website
     b. Distribute online banners and add our website URL to search engines, e.g. Google - $200

Month 3

1. Initiate detailed design for the 2nd type of suspended ceiling panels: foam base - $500
     a. Finalize conceptual designs for semitransparent LED back-lit color-shifting ceiling panels.
     b.   Start sourcing adhesives and clamps for foam board attachments.
     c.   Finalize multi-angle spray painting process for foam application
     d.   Start preparing engineering drawings.
2.   Continue web advertisement
     a.   Update website with the foam base panel $100
     b.   Continue Google advertisement $200

Total 1st quarter: $4,800

Month 4

1. Initiate detailed design for the 3rd type of suspended ceiling panels: 3D lattice - $500
     a. Select different materials for potential application to manufacturing of 3D lattice color -shifting ceiling panels: high-density foam and molded plastic
     b. Adopt panel design to existing commercially available mounting systems.
     c.   Start preparing detailed engineering drawings
2.   Continue marketing campaign online and on the Company website $100
3. Prepare promotional printed materials and advertisements: marketing brochures - $300

Month 5

1. Continue detailed design 3rd type of suspended ceiling panels: 3D lattice - $500
     a.   Finalize material selection for the initial set of panels
     b. Color-shifting interlocking panels, start developing patterns and color pallets
2.   Continue marketing campaign on the website and online - $100
3.   Print and distribute advertisement materials to prospective customers $300
4.   Prepare presentation for prospective customers - $500

Month 6

1. Acquire sample paint and necessary tools to produce product samples: grid type panels - $1,000
2. Using our own premises, setup workshop for producing samples: grid type panels $1,000
3.   Print more sales literature : marketing brochures $200
4. Contact prospective clients and distribute targeted advertisement materials: $300

Total 2nd quarter: $4,800

Month 7

1.   Produce first samples of the ceiling panels: grid type $500
2. Organize onside presentation for perspective clients and demonstrate samples: grid type color-shifting panels $200
3.   Continue marketing campaign online and on the company website $200

Month 8

1. Add/update advertisement on the company website and online: grid, foam base and 3D lattice panels $200
2. Continue marketing campaign: distribute marketing materials to prospective clients $200
3.   Continue onsite and offsite presentations to potential clients $300

Month 9

1. Collect and document requirements from customers to start on custom-designed whole ceiling solutions using available grid type stock panels $300
2. Start design and engineering of color-shifting ceiling panels to customer-provided specifications $500
3.   Continue marketing campaign for all types of panel $200

Total 3rd quarter: $2,600

Month 10

1. Continue collecting and documenting customer provided information and design preferences in order to generate the initial set of color-shifting ceiling designs for the most common and demanded applications using foam and 3D-latice panels $300

2. Finalize material and color selection for the initial set of designs proposed for foam color-shifting ceiling panel sample production - $300.

3. Start online and website advertisement for the new type of ceiling tiles: foam and 3D-latice $200

4.   Promote new ceiling panels on the company website $100

5. Distribute online banners for new ceiling panel types and add our website URL to search engines, e.g. Google $100

Month 11

1. Buy tools and materials for producing samples of color-shifting ceiling panels of the foam and the 3D lattice type $620

2. Continue design work to customer-provided specifications for existing and new clients: ceiling panels $300
3.   Continue marketing campaign online and on the company website $100

Month 12

1. Produce first samples of ceiling panels of the foam and the 3D lattice tiles $680
2. Continue marketing campaign: distribute marketing materials to prospective clients $400
3. Continue marketing campaign through online banners and on the company website $200

4.   Start looking for available contractors to manufacture ceiling panels

Total 4th quarter: $3,300

Legal and Professional $9,500

Total Cost for 12 months $25,000


As per our Plan of Operation we have made the following estimates (based on 15 hours per week business engagement):

DESIGN

1. Prepare high level solution design for three different
   types suspended ceiling panels                              $  500     55 Hrs
2. Purchase design software                                    $1,000      2 Hrs
3. Prepare detailed design for the 1st type of suspended
   ceiling panel: grid type                                    $  500     55 Hrs
4. Initiate detailed design for the 2nd type of suspended
   ceiling panels: foam base                                   $  500     55 Hrs
5. Initiate detailed design for the 3rd type of suspended
   ceiling panels: 3D lattice                                  $  500     50 Hrs
6. Start design and engineering of color-shifting ceiling
   panels to customer-provided specifications                  $  500     25 Hrs
7. Finalize material and color selection for the initial
   set of designs proposed for foam color-shifting ceiling
   panel sample production                                     $  300     25 Hrs

TOTAL DESIGN:                                                  $3,800    265 Hrs

ENHANCEMENTS

1. Continue detailed design 3rd type of suspended ceiling
   panels: 3D lattice
     a. Finalize material selection for the initial set of
        panels                                                 $  100      5 Hrs
     b. Color-shifting interlocking panels, start developing
        patterns and color pallets                             $  400     45 Hrs
2. Collect and document requirements from customers to
   start on custom-designed whole ceiling solutions using
   available grid type stock panels                            $  300     25 Hrs
3. Continue collecting and documenting customer provided
   information and design preferences in order to generate
   the initial set of color-shifting ceiling designs for the
   most common and demanded applications using foam and
   3D-latice panels                                            $  300     25 Hrs
4. Continue design work to customer-provided specifications
   for existing and new clients                                $  300     50 Hrs

TOTAL ENHANCEMENTS                                             $1,400    150 Hrs

All the work will be performed by our President Mr. Ilia Tomski. We may choose to hire contractors for some operations if it will be deemed necessary.

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2014, the Company had $10,000 cash and liabilities of $8,984. The available capital reserves of the Company are sufficient for the Company to remain operational.

Our negative cash flow per month is: $5,833/2.5=$2,333 (estimated based on the current period expenses). Based on this estimate and on current cash on hand we can sustain operations until October 2014 ($10,000/$2,333 = 4.3 months).

Since inception, we have sold 5,000,000 shares of common stocks to our President and Director, at a price of $0.001 per share, for aggregate proceeds of $5,000. Our President and Director also provided $5,000 long term loan to the company.

We are attempting to raise funds to proceed with our plan of operation. Our current cash on hand will be used to pay the fees and expenses of this offering. We will have to utilize funds from our President and Director. However, he has no formal commitment, arrangement or legal obligation to loan funds to the company. To proceed with our operations for 12 months, we need a minimum of $25,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, all funds raised will be applied to the items set forth in the Use of Proceeds section of this Prospectus. In the long term we may need additional financing. We do not currently have any arrangements for obtaining such additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

GOING CONCERN CONSIDERATION

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt for the company to continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. If we sell at least 25% of the shares in the offering we believe that we will have the resources to operate for the next 12 months, including for the costs associated with becoming a publicly reporting company. The company anticipates to incur approximately $9,500 in legal and registration cost over the next 12 months.

LIMITED OPERATING HISTORY AND NEED FOR ADDITIONAL CAPITAL

We have no historical financial information upon which to base an evaluation of our performance. We are in a start-up operation stages and have generated revenues of $3,239 from the several clients as of the date of this Prospectus (Glik-Art - graphic design and service, Artline Engraving Design, and Xan Systems Inc). We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

                              AVAILABLE INFORMATION

We do not plan to register our common stock under Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act") by filing a Form 8-A on a pre-effective basis. The consequences to investors with the company being a
Section 15(d) registrant vs. Section 12(g) registrant are as follows: Under
Section 15(d) of the Exchange Act, we are not required to file periodic reports if we have less than 300 holders of record for the fiscal year after the year of effectiveness. If we do not register our securities under Section 12 of the Exchange Act, we may not have an ongoing periodic reporting obligation and will not be subject to the Commission's proxy rules and Section 16 of the Exchange Act.

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this Prospectus. For future information about us and the securities offered under this Prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this Prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

The Nevada General Corporation Law requires to indemnify Officers and Directors for any expenses incurred by any Officer or Director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such Officer or Director because of his or her status as an Officer or Director, to the extent that the Director or Officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an Officer or Director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such Officer or Director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested Directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of Directors consisting of disinterested Directors, or by independent legal counsel in a written opinion if a quorum of disinterested Directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a Director or Officer if a final adjudication establishes that the Officer's or Director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an Officer or Director to apply to the court for approval of indemnification even if the Officer or Director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of Directors is not permitted for the unlawful payment of distributions, except for those Directors registering their dissent to the payment of the distribution.

According to Article 11 of our Bylaws, we are authorized to indemnify our Directors to the fullest extent authorized under Nevada law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to Directors, Officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                       WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 (including exhibits) under the Securities Act with respect to the shares to be sold in this Offering. This Prospectus, which forms part of the Registration Statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to our Company and the Shares offered in this Prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. We are not currently subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). As a result of the offering of the Shares of our common stock, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, we will file quarterly and annual reports and other information with the SEC and send a copy of our annual report together with audited consolidated financial statements to each of our shareholders. The Registration Statement, such reports and other information may be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N. E., Washington, D. C. 20549. Copies of such materials, including copies of all or any portion of the Registration Statement, may be obtained from the Public Reference Room of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the internet (http://www.sec.gov).

                                  Asteriko Corp

                                  June 30 2014

                        Index to the Financial Statements

Contents                                                                 Page(s)
--------                                                                 -------

Report of Independent Registered Public Accounting Firm ................   F-2

Balance Sheet as of June 30, 2014.......................................   F-3

Statement of Operations for the period from April 17, 2014
(Inception) through June 30, 2014.......................................   F-4

Statement of Stockholder's Equity for the period from April 17, 2014
(Inception) through June 30, 2014.......................................   F-5

Statement of Cash Flows for the period from April 17, 2014
(Inception) through June 30, 2014.......................................   F-6

Notes to the Financial Statements ......................................   F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Asteriko Corp.

We have audited the accompanying balance sheet of Asteriko Corp. (the "Company") as of June 30, 2014 and the related statements of operations, stockholders' equity and cash flows for the period from April 17, 2014 (inception) through June 30, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2014 and the results of its operations and its cash flows for the period from April 17, 2014 (inception) through June 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had a deficit at June 30, 2014, a net loss and net cash used in operating activities for the period from April 17, 2014 (inception) through June 30, 2014. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Li and Company, PC
-------------------------------------
Li and Company, PC

Skillman, New Jersey
July 25, 2014

                                 Asteriko Corp.
                                  Balance Sheet

                                                                   June 30, 2014
                                                                   -------------
ASSETS

CURRENT ASSETS
  Cash                                                               $ 10,000
  Accounts receivable                                                     713
                                                                     --------
      Total current assets                                             10,713
                                                                     --------
TOOLS AND EQUIPMENT
  Tools and equipment                                                     688
  Accumulated depreciation                                                (11)
                                                                     --------

      Tools and equipment, net                                            677
                                                                     --------

      Total assets                                                   $ 11,390
                                                                     ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                   $  2,500
  Advances from stockholder                                             6,484
                                                                     --------
      Total current liabilities                                         8,984
                                                                     --------
STOCKHOLDERS' EQUITY
  Common stock par value $0.001: 75,000,000 shares authorized;
   5,000,000 shares issued and outstanding                              5,000
  Accumulated deficit                                                  (2,594)
                                                                     --------
      Total stockholders' equity                                        2,406
                                                                     --------

      Total liabilities and stockholders' equity                     $ 11,390
                                                                     ========


               See accompanying notes to the financial statements.

                                 Asteriko Corp.
                             Statement of Operations

                                                             For the Period from
                                                               April 17, 2014
                                                                 (inception)
                                                                   through
                                                                June 30, 2014
                                                                -------------

Revenue                                                          $    3,239

Operating Expenses
  Professional fees                                                   3,078
  General and administrative expenses                                 2,755
                                                                 ----------
      Total operating expenses                                        5,833
                                                                 ----------

Loss before Income Tax Provision                                     (2,594)

Income Tax Provision                                                     --
                                                                 ----------

Net Loss                                                         $   (2,594)
                                                                 ==========
Net loss per common share
  - Basic and Diluted                                            $    (0.00)
                                                                 ==========
Weighted average common shares outstanding
  - Basic and Diluted                                             5,000,000
                                                                 ==========


               See accompanying notes to the financial statements.

                                 Asteriko Corp.
                        Statement of Stockholders' Equity
      For the period from April 17, 2014 (inception) through June 30, 2014

                                               Common stock
                                             par value $0.001
                                          -----------------------                          Total
                                          Number of                     Accumulated      Stockholders'
                                           Shares          Amount         Deficit           Equity
                                           ------          ------         -------           ------
April 17, 2014 (inception)                       --       $     --       $     --         $     --

Issuance of common shares for cash
 at $0.001 per share upon formation       5,000,000          5,000                           5,000

Net loss                                                                   (2,594)          (2,594)
                                          ---------       --------       --------         --------

Balance, June 30, 2014                    5,000,000       $  5,000       $ (2,594)        $  2,406
                                          =========       ========       ========         ========


               See accompanying notes to the financial statements.

                                 Asteriko Corp.
                             Statement of Cash Flows

                                                             For the Period from
                                                               April 17, 2014
                                                                 (inception)
                                                                   through
                                                                June 30, 2014
                                                                -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                        $ (2,594)
  Adjustments to reconcile net loss to net
   cash used in operating activities:
     Amortization expense                                               11
  Changes in operating assets and liabilities:
     Accounts receivable                                              (713)
     Accounts payable                                                2,500
     Accrued expenses                                                   --
                                                                  --------
NET CASH USED IN OPERATING ACTIVITIES                                 (796)
                                                                  --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                                  (688)
                                                                  --------
NET CASH USED IN INVESTING ACTIVITIES                                 (688)
                                                                  --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Advances from stockholder                                          6,484
  Proceeds from sale of common shares                                5,000
                                                                  --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                           11,484
                                                                  --------

NET CHANGE IN CASH                                                  10,000

CASH - BEGINNING OF REPORTING PERIOD                                    --
                                                                  --------

CASH - END OF REPORTING PERIOD                                    $ 10,000
                                                                  ========
Supplemental disclosure of cash flow information:
  Interest paid                                                   $     --
                                                                  ========

  Income tax paid                                                 $     --
                                                                  ========

               See accompanying notes to the financial statements.

                                  Asteriko Corp
                                  June 30, 2014
                        Notes to the Financial Statements

NOTE 1 - ORGANIZATION AND OPERATIONS

ASTERIKO CORP.

Asteriko Corp. (the "Company") was incorporated on April 17, 2014 under the laws of the State of Nevada. The Company provides customers with unique and innovative solutions for their decorative needs. The company's initial product is lattice panels designed for suspended ceiling.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company's financial condition and results and require management's most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company's significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

BASIS OF PRESENTATION

The Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

DEVELOPMENT STAGE COMPANY

The Company is a development  stage  company as defined by section  915-10-20 of the FASB Accounting Standards Codification. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

FISCAL YEAR-END

The Company elected June 30 as its fiscal year ending date.

USE  OF  ESTIMATES  AND  ASSUMPTIONS  AND  CRITICAL  ACCOUNTING   ESTIMATES  AND
ASSUMPTIONS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company's critical accounting estimates and assumptions affecting the financial statements were as follows:

     (i) ASSUMPTION AS A GOING CONCERN: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business;

     (ii) VALUATION ALLOWANCE FOR DEFERRED TAX ASSETS: Management assumes that the realization of the Company's net deferred tax assets resulting from its net operating loss ("NOL") carry-forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and
          (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification ("Paragraph 820-10-35-37") to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1 Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2 Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3  Pricing   inputs  that  are  generally   observable   inputs  and  not
         corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company's financial assets and liabilities, such as cash and accounts payable approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

CARRYING VALUE, RECOVERABILITY AND IMPAIRMENT OF LONG-LIVED ASSETS

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company's long-lived assets, which include property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset's expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company's overall strategy with respect to the manner or use of the acquired assets or changes in the Company's overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; and
(v) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying statements of operations.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (5) to seven (7) years. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

RELATED PARTIES

The  Company  follows   subtopic   850-10  of  the  FASB  Accounting   Standards
Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

COMMITMENT AND CONTINGENCIES

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company's financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company's business, financial position, and results of operations or cash flows.

REVENUE RECOGNITION

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable and (iv) collectability is reasonably assured.

INCOME TAX PROVISION

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification ("Section 740-10-25"). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.
Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management's opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

UNCERTAIN TAX POSITIONS

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the period from March 12, 2014 (inception) through May 31, 2014.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income
(loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

There were no potentially dilutive common shares outstanding for the period from March 12, 2014 (inception) through May 31, 2014.

CASH FLOWS REPORTING

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method ("Indirect method") as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

SUBSEQUENT EVENTS

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In April 2014, the FASB issued ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The amendments in this Update change the requirements for reporting discontinued operations in Subtopic 205-20.

Under the new guidance, a discontinued operation is defined as a disposal of a component or group of components that is disposed of or is classified as held for sale and "represents a strategic shift that has (or will have) a major effect on an entity's operations and financial results." The ASU states that a strategic shift could include a disposal of (i) a major geographical area of operations, (ii) a major line of business, (iii) a major equity method investment, or (iv) other major parts of an entity. Although "major" is not defined, the standard provides examples of when a disposal qualifies as a discontinued operation.

The ASU also requires additional disclosures about discontinued operations that will provide more information about the assets, liabilities, income and expenses of discontinued operations. In addition, the ASU requires disclosure of the pre-tax profit or loss attributable to a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements.

The ASU is effective for public business entities for annual periods beginning on or after December 15, 2014, and interim periods within those years.

In May 2014, the FASB issued the FASB Accounting Standards Update No. 2014-09 "REVENUE FROM CONTRACTS WITH CUSTOMERS (TOPIC 606)" ("ASU 2014-09")

This guidance amends the existing FASB Accounting Standards Codification, creating a new Topic 606, REVENUE FROM CONTRACTS WITH CUSTOMER. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

     1.   Identify the contract(s) with the customer
     2.   Identify the performance obligations in the contract
     3.   Determine the transaction price
     4. Allocate the transaction price to the performance obligations in the contract
     5. Recognize revenue when (or as) the entity satisfies a performance obligations

The ASU also provides guidance on disclosures that should be provided to enable financial statement users to understand the nature, amount, timing, and uncertainty of revenue recognition and cash flows arising from contracts with customers. Qualitative and quantitative information is required about the following:

     1. Contracts with customers - including revenue and impairments recognized, disaggregation of revenue, and information about contract balances and performance obligations (including the transaction price allocated to the remaining performance obligations)
     2. Significant judgments and changes in judgments - determining the timing of satisfaction of performance obligations (over time or at a point in time), and determining the transaction price and amounts allocated to performance obligations
     3.   Assets recognized from the costs to obtain or fulfill a contract.

ASU 2014-09 is effective for periods beginning after December 15, 2016, including interim reporting periods within that reporting period for all public entities. Early application is not permitted.

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic
915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.

The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations.

Finally, the amendments remove paragraph 810-10-15-16. Paragraph 810-10-15-16 states that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity if (1) the entity can demonstrate that the equity invested in the legal entity is sufficient to permit it to finance the activities that it is currently engaged in and (2) the entity's governing documents and contractual arrangements allow additional equity investments.

The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage.

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.

In June 2014, the FASB issued the FASB Accounting Standards Update No. 2014-12 "COMPENSATION--STOCK COMPENSATION (TOPIC 718) : ACCOUNTING FOR SHARE-BASED PAYMENTS WHEN THE TERMS OF AN AWARD PROVIDE THAT A PERFORMANCE TARGET COULD BE ACHIEVED AFTER THE REQUISITE SERVICE PERIOD" ("ASU 2014-12").

The amendments clarify the proper method of accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period. The Update requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. The performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered.

The amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 - GOING CONCERN

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had a deficit at June 30, 2014, a net loss and net cash used in operating activities for the reporting period from April 17, 2014 (inception) through June 30, 2014. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue, however the Company's cash position may not be sufficient to support the Company's daily operations. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company's ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 - PROPERTY AND EQUIPMENT

(i) IMPAIRMENT

The Company completed its annual impairment testing of property and equipment and determined that there was no impairment as the fair value of property and equipment, exceeded their carrying values at June 30, 2014.

(ii) DEPRECIATION EXPENSE

The Company acquired property and equipment on May 25, 2014 and started to depreciate as of June 1, 2014. Depreciation expense was $11 for the reporting period ended May 31, 2014.

NOTE 5 - STOCKHOLDERS' EQUITY

SHARES AUTHORIZED

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is Seventy-Five Million (75,000,000) shares of Common Stock, par value $0.001 per share.

COMMON STOCK

Upon formation the Company sold 5,000,000 shares of common stock to the officer and director of the Company at $0.001 per share, or $5,000 in aggregate for cash.

All shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering and Rule 506 of Regulation D promulgated thereunder.

NOTE 6 - RELATED PARTY TRANSACTIONS

RELATED PARTIES

Related parties with whom the Company had transactions are:

Related Parties                   Relationship
---------------                   ------------
 Ilia Tomaski                President and Director

FREE OFFICE SPACE

The Company has been provided office space by its President at no cost. Management determined that such cost is nominal and did not recognize the rent expense in its financial statement.

NOTE 7 - INCOME TAX PROVISION

DEFERRED TAX ASSETS

As of June 30, 2014, the Company had net operating loss ("NOL") carry-forwards for Federal income tax purposes of $2,594 that may be available to reduce future years' taxable income through 2034. No tax benefit has been recorded with respect to these net operating loss carry-forwards in the accompanying consolidated financial statements as the management of the Company believes that the realization of the Company's net deferred tax assets of approximately $882 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by the full valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization. The valuation allowance increased approximately $882 for the period from April 17, 2014 (inception) through June 30, 2014.

Components of deferred tax assets are as follows:

                                                                   June 30, 2014
                                                                   -------------
Net deferred tax assets - Non-current:
Expected income tax benefit from NOL carry-forwards                  $    882
Less valuation allowance                                                 (882)
                                                                     --------

Deferred tax assets, net of valuation allowance                      $     --
                                                                     ========

INCOME TAX PROVISION IN THE STATEMENT OF OPERATIONS

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

                                                                       For the
                                                                      Reporting
                                                                    Period Ended
                                                                   June 30, 2014

Federal statutory income tax rate                                        34.0%
Increase (reduction) in income tax provision resulting from:
  Net operating loss ("NOL") carry-forwards                             (34.0)
                                                                     --------

Effective income tax rate                                                 0.0%
                                                                     ========

TAX RETURNS REMAINING SUBJECT TO IRS AUDITS

The Company has not yet filed its corporation income tax return for the reporting period ended June 30, 2014, which will remain subject to examination by the Internal Revenue Service under the statute of limitations for a period of three (3) years from the date it is filed.

NOTE 8 - SUBSEQUENT EVENTS

The Company has evaluated all events that occur after the balance sheet date through October 22, 2014 the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent events to be disclosed.

Until _________________, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealer's obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this Prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This Prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this Prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this Prospectus.

                                 ASTERIKO CORP.

                        10,000,000 SHARES OF COMMON STOCK

                                   PROSPECTUS

                                     PART II

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering (assuming all shares are sold) are as follows:

      SEC Registration Fee                             $    13
      Auditor Fees                                     $ 5,000
      Legal Fees                                       $ 2,500
      EDGAR Fees                                       $ 1,000
      Transfer Agent Fees                              $ 1,000
                                                       -------
      TOTAL                                            $ 9,513
                                                       =======

(1) All amounts are estimates, other than the SEC's registration fee.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Asteriko Corp.'s Bylaws allow for the indemnification of the Officer and/or Director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the Director, Officer or employee as is proper under the circumstances if she has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a Director, Officer and/or person controlling Asteriko Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address               Date                 Shares         Consideration
----------------               ----                 ------         -------------

Ilia Tomski                May 12, 2014            5,000,000         $5,000.00

We issued the foregoing restricted shares of common stock to our sole Officer and Director pursuant to Section 4(2) of the Securities Act of 1933. Ilia Tomski is a sophisticated investor, he is our sole Officer and Director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

EXHIBITS

Exhibit
Number                       Description of Exhibit
------                       ----------------------
3.1     Articles of Incorporation of the Registrant *
3.2     Bylaws of the Registrant *
5.1     Opinion of MATHEAU J. W. STOUT, ESQ. *
10.1    Customer Contract, Glick-Art., dated May 22, 2014 *
10.2    Form of subscription agreement *
10.3    Verbal agreement confirmation letter to finance business plan *
10.4 Verbal agreement confirmation letter to finance the registration process *
23.1    Consent of Li and Company, PC.
23.2    Consent of MATHEAU J. W. STOUT, ESQ. (contained in exhibit 5.1)

----------
* Previously filed.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

     (i) Include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 383(b) (ss.230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (i) If the registrant is subject to Rule 430C, each Prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

     (ii) Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii)The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our Directors, Officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Directors, Officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Directors, Officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Valley Cottage, NY on November 4, 2014.


                                     ASTERIKO CORP.


                                     By: /s/ Ilia Tomski
                                        ----------------------------------------
                                     Name:  Ilia Tomski
                                     Title: President, Secretary and Director
                                            (Principal Executive, Financial and
                                            Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


       Signature                            Title                          Date
       ---------                            -----                          ----


/s/ Ilia Tomski                  President, Secretary and Director     November 4, 2014
---------------------------      (Principal Executive, Financial
Ilia Tomski                      and Accounting Officer)

                                  EXHIBIT INDEX

Exhibit
Number                       Description of Exhibit
------                       ----------------------
3.1     Articles of Incorporation of the Registrant *
3.2     Bylaws of the Registrant *
5.1     Opinion of MATHEAU J. W. STOUT, ESQ. *
10.1    Customer Contract, Glick-Art., dated May 22, 2014 *
10.2    Form of subscription agreement *
10.3    Verbal agreement confirmation letter to finance business plan *
10.4 Verbal agreement confirmation letter to finance the registration process *
23.1    Consent of Li and Company, PC.
23.2    Consent of MATHEAU J. W. STOUT, ESQ. (contained in exhibit 5.1)

----------
* Previously filed.